Exhibit 99.1

PRESS RELEASE

Open Text Reports Second Quarter Fiscal 2008 Financial Results

Waterloo, ON – February 7, 2008 – Open Text™ Corporation (NASDAQ:OTEX) (TSX:OTC), a leading provider of Enterprise Content Management (ECM) software, today announced unaudited financial results for its second quarter that ended December 31, 2007. (1)

Total revenue for the second quarter was $182.5 million, up 12% compared to $163.3 million for the same period in the prior fiscal year and up 11% compared to $164.0 million in the previous quarter. License revenue in the second quarter was $55.2 million, up 7% compared to $51.4 million in the second quarter of the prior fiscal year and up 25% compared to $44.3 million in the previous quarter.

Adjusted net income in the quarter was $26.2 million or $0.50 per share on a diluted basis, up 46% compared to $18.0 million or $0.35 per share on a diluted basis for the same period in the prior fiscal year and up 19% compared to $22.1 million or $0.43 per share on a diluted basis in the previous quarter. Net income in accordance with U.S. generally accepted accounting principles (“US GAAP”) was $10.7 million or $0.20 per share on a diluted basis, up 365% compared to $2.3 million or $0.04 per share on a diluted basis for the same period in the prior fiscal year and up 37% compared to $7.8 million or $0.15 per share on a diluted basis in the previous quarter. (2)

Operating cash flow in the second quarter of fiscal 2008 was $39.3 million, up 25% compared to $31.4 million in the second quarter of the prior fiscal year and up 22% compared to $32.2 million in the previous quarter.

“I am very pleased with our performance in the quarter,” said John Shackleton, President and Chief Executive Officer of Open Text. “We have grown license revenue while maintaining our profitability targets and generating strong operating cash flow. Sales in the quarter were led by the telecommunications, energy and government sectors and our strategic partner programs with SAP, Microsoft, Oracle and Accenture continue to gain traction.”

The cash, cash equivalents and short-term investments balance as of December 31, 2007 was $159.7 million compared to $150.0 million at June 30, 2007. Accounts receivable as of December 31, 2007, totaled $120.6 million, compared to $128.8 million as of June 30, 2007, and Days Sales Outstanding (DSO) was 60 days at the end of the second quarter of fiscal 2008, compared to 66 days at June 30, 2007.

Please see note (2) below for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

Teleconference Call

Open Text will host a conference call on February 7, 2008 at 5:00 p.m. ET to discuss the final financial results for its second quarter.

Date:	Thursday, February 7, 2008
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-640-1907

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning February 7, 2008 at 7:00 p.m. ET through 11:59 p.m. on February 21, 2008 and can be accessed by dialing 416-640-1917 and using pass code 21258637 followed by the number sign.

For more information or to listen to the call via Web cast, please use the following link:

http://www.opentext.com/events/event.html?id=6643048

About Open Text

Open Text™ is the world’s largest independent provider of Enterprise Content Management software. The company’s solutions manage information for all types of business, compliance and industry requirements in large companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers in 114 countries and 12 languages. For more information about Open Text, visit.

www.opentext.com.

# # #

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 – This press release contains forward-looking statements, including statements about the financial conditions, results of operations and earnings and revenue outlook for Open Text Corporation (“Open Text” or “the Company”). Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The results included in this press release are unaudited and therefore are deemed to be forward-looking statements. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: (i) the future performance, financial and otherwise, of Open Text; (ii) the ability of Open Text to bring new products to market and to increase sales; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the ECM market; (vi) the Company’s competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products to be realized by customers; and (viii) the demand for the Company’s product and the extent of deployment of the Company’s products in the ECM marketplace. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; (iii) the risks associated with bringing new products to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (viii) the continuous commitment of the Company’s customers; (ix) demand for the Company’s products; and (x) other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended June 30, 2007 and Form 10-Q for the quarter ended September 30, 2007 . Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligation to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Notes

(1)	Based on comparison of historic revenue figures publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.
(2)	In addition to these GAAP and adjusted results, the Company has provided financial information, in the table below, that adds-back maintenance revenue eliminated due to the impact of purchase accounting entries on deferred revenue and the impact of interest expense. Management believes that the furnishing of these adjustments provide a consistent basis for comparison between quarters and help to more accurately reflect Open Text’s underlying operating results.

(in millions of US dollars except share data)	Three months ended December 31, 2007
GAAP Revenue	$182.5
Maintenance revenue adjustment for purchase accounting	0.3

Non-GAAP revenue	$182.8

Adjusted Income	$26.2
Maintenance revenue adjustment for purchase accounting	0.3
Net Interest Expense	7.6
Income tax effect	(2.4)

Non-GAAP net income	$31.7

(3)	Use of Non- US GAAP financial measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its unaudited condensed consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. Open Text strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (expense), share-based compensation, and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangibles, restructuring costs, other income (expense), share-based compensation and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of Open Text’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. As a result, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this press release. The following charts provide reconciliation of (unaudited) US GAAP based financial measures to non-US GAAP based financial measures referred to in this press release:

Reconciliation of (unaudited) US GAAP based Net Income to Adjusted Net Income (in millions of US dollars) for the quarters ended December 31, 2007 and 2006:

	Three months ended December 31, 2007	Three months ended December 31, 2006
GAAP based “Net Income”	$10.7	$2.3
Special Charges/(recovery)	0.0	4.8
Amortization of intangibles	17.8	17.8
Other (Income)/Expense	3.7	(0.3)
Share-based compensation	0.7	1.3
Tax Impact on Above	(6.7)	(7.9)
Non-GAAP based “Adjusted Net Income”	$26.2	$18.0

Reconciliation of (unaudited) US GAAP based EPS to non-US GAAP based EPS (calculated on a diluted basis) for the quarters ended December 31 2007 and 2006:

	Three months ended December 31, 2007	Three months ended December 31, 2006
GAAP based “Net Income”	$0.20	$0.04
Special Charges/(recovery)	0.00	0.10
Amortization of intangibles	0.34	0.35
Other (Income)/Expense	0.07	(0.01)
Share-based compensation	0.01	0.03
Tax Impact on Above	(0.12)	(0.16)
Non-GAAP based “Adjusted Net Income”	$0.50	$0.35

For more information, please contact:

Paul McFeeters

Chief Financial Officer

Open Text Corporation

+1-905-762-6121

pmcfeeters@opentext.com

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. Dollars, except share data)

	December 31, 2007	June 30, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$159,709	$149,979
Accounts receivable trade, net of allowance for doubtful accounts of $2,966 as of December 31, 2007 and $2,089 as of June 30, 2007	120,588	128,781
Income taxes recoverable	19,599	31,060
Prepaid expenses and other current assets	10,518	10,368
Deferred tax assets	32,410	30,248

Total current assets	342,824	350,436
Capital assets	42,879	43,614
Goodwill	552,079	528,312
Acquired intangible assets	313,118	343,324
Deferred tax assets	29,201	42,078
Other assets	11,119	9,524
Long-term income taxes recoverable	36,945	9,557

	$1,328,165	$1,326,845

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$101,403	$100,211
Current portion of long-term debt	3,488	4,048
Deferred revenues	134,399	143,097
Income taxes payable	11,701	33,705
Deferred tax liabilities	1,198	1,601

Total current liabilities	252,189	282,662
Long-term liabilities:
Accrued liabilities	22,338	22,516
Long-term debt	306,458	366,765
Deferred revenues	3,313	3,840
Long-term income taxes payable	41,893	—
Deferred tax liabilities	102,246	120,019

Total long-term liabilities	476,248	513,140
Minority interest	7,763	6,975
Shareholders’ equity:
Share capital
50,872,016 and 50,180,118 Common Shares issued and outstanding at December 31, 2007 and June 30, 2007, respectively; Authorized Common Shares: unlimited	435,422	426,188
Additional paid-in capital	37,795	35,311
Accumulated other comprehensive income	105,728	68,034
Retained earnings (deficit)	13,020	(5,465)

Total shareholders’ equity	591,965	524,068

	$1,328,165	$1,326,845

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. dollars, except per share data)

	Three months ended December 31,		Six months ended December 31,
	2007	2006	2007	2006
Revenues:
License	$55,158	$51,425	$99,418	$80,250
Customer support	90,614	78,022	176,918	126,310
Service	36,762	33,814	70,165	57,856

Total revenues	182,534	163,261	346,501	264,416
Cost of revenues:
License	4,649	3,322	8,203	6,122
Customer support	14,191	12,659	26,789	19,646
Service	30,192	29,108	57,696	49,408
Amortization of acquired technology-based intangible assets	10,308	10,396	20,460	15,242

Total cost of revenues	59,340	55,485	113,148	90,418

	123,194	107,776	233,353	173,998

Operating expenses:
Research and development	25,924	22,595	49,656	36,813
Sales and marketing	42,523	43,824	80,633	68,696
General and administrative	16,955	15,474	33,965	26,693
Depreciation	3,752	3,907	6,736	6,899
Amortization of acquired customer-based intangible assets	7,514	7,369	14,929	9,751
Special charges (recoveries)	(47)	4,843	(108)	4,375

Total operating expenses	96,621	98,012	185,811	153,227

Income from operations	26,573	9,764	47,542	20,771
Other income (expense)	(3,683)	329	(5,510)	702
Interest income (expense), net	(7,567)	(7,512)	(15,439)	(7,120)

Income before income taxes	15,323	2,581	26,593	14,353
Provision for income taxes	4,511	173	7,854	4,507

Net income before minority interest	10,812	2,408	18,739	9,846
Minority interest	127	131	254	268

Net income for the period	$10,685	$2,277	$18,485	$9,578

Net income per share—basic	$0.21	$0.05	$0.37	$0.20

Net income per share—diluted	$0.20	$0.04	$0.35	$0.19

Weighted average number of Common Shares outstanding—basic	50,736	49,152	50,511	49,063

Weighted average number of Common Shares outstanding—diluted	52,689	50,739	52,224	50,497

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. Dollars)

	Three months ended December 31,		Six months ended December 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income for the period	$10,685	$2,277	$18,485	$9,578
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,574	21,672	42,125	31,892
In-process research and development	—	—	500	—
Share-based compensation expense	655	1,333	1,718	2,600
Employee long-term incentive plan	572	—	757	—
Excess tax benefits from share-based compensation	(369)	(536)	(766)	(741)
Undistributed earnings related to minority interest	127	131	254	268
Amortization of debt issuance costs	421	257	711	257
Unrealized loss on financial instruments	1,444	212	2,851	212
Deferred taxes	(3,408)	(10,638)	(4,113)	(8,924)
Changes in operating assets and liabilities:
Accounts receivable	(2,923)	25,191	7,579	23,497
Prepaid expenses and other current assets	302	277	(197)	894
Income taxes	8,070	(2,859)	8,554	(3,813)
Accounts payable and accrued liabilities	6,967	610	1,472	(4,913)
Deferred revenues	(5,110)	(10,475)	(8,883)	(13,437)
Other assets	336	3,976	510	3,695

Net cash provided by operating activities	39,343	31,428	71,557	41,065

Cash flows from investing activities:
Acquisitions of capital assets	(2,170)	(1,106)	(3,386)	(3,891)
Additional purchase consideration for prior period acquisitions	(263)	(1,390)	(439)	(1,723)
Purchase of Hummingbird, net of cash acquired	—	(384,761)	—	(384,761)
Purchase of an asset group constituting a business	—	—	(2,209)	—
Investments in marketable securities	—	—	—	(829)
Acquisition related costs	(3,813)	(17,752)	(11,842)	(20,200)

Net cash used in investing activities	(6,246)	(405,009)	(17,876)	(411,404)

Cash flows from financing activities:
Excess tax benefits from share-based compensation	369	536	766	741
Proceeds from issuance of Common Shares	3,498	1,986	9,217	2,464
Repayment of long-term debt	(30,944)	(1,074)	(61,877)	(1,173)
Proceeds from long-term debt	—	390,000	—	390,000
Debt issuance costs	—	(7,412)	(349)	(7,433)

Net cash provided by (used in) financing activities	(27,077)	384,036	(52,243)	384,599

Foreign exchange gain on cash held in foreign currencies	3,383	2,722	8,292	2,787

Increase in cash and cash equivalents during the period	9,403	13,177	9,730	17,047
Cash and cash equivalents at beginning of period	150,306	111,224	149,979	107,354

Cash and cash equivalents at end of period	$159,709	$124,401	$159,709	$124,401